A-6, Maharani Bagh
New Delhi-110065
Ph. : 011-41626470-71
E-mail : info@bansalco.com
Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this prospectus of our amended review report dated January 19th, 2023, of Ameritek Ventures Inc. relating to the review of the interim unaudited consolidated financial statements for the period ending September 30,2022 and September 30, 2021 and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Bansal & Co

Bansal & Co LLP,

New Delhi.

BANSAL & CO LLP New Delhi Chartered Accountants

March 03, 2022.

Branches :
Mumbai : Premises No. 7 & 8, Ground Floor, Wing-A, Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026, Mob.: +91 9999668270
Bhopal : Nyaya Sangat, E-7/119, IInd Floor, Lala Lajpat Rai Society, Arera Colony, Bhopal-462016 (MP) Ph. : 0755-4076725, 2769224/5, Mob.: +91 9425393729
Dehradun : 1st Floor, C-4, Rich Look, Near LIC Building, Haridwar Road, Dehradun, Uttarakhand, Mob. : +91 9811151506